Ensco plc Fleet Status Report 15 December 2010

FORWARD LOOKING STATEMENTS DISCLOSURE

Statements contained in this Fleet Status Report regarding the status of developments in the U.S. Gulf of Mexico, our estimated rig availability, contract duration, future rig rates and cost adjustments, customers or contract status (including executory contracts and letters of intent) are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995.

Such forward-looking statements include references to the status of our U.S. Gulf of Mexico contracts in general and potential force majeure in particular, future rig rates, cost adjustments, utilization, rig enhancement projections, shipyard construction or work completion, and other contract or letter of intent commitments, including new rig commitments, contract terms, the period of time and number of rigs that will be in a shipyard for repairs, maintenance, enhancement or construction and scheduled delivery dates for new rigs.

Numerous factors could cause actual rig, customer and contract status to differ materially from those contemplated in the forward-looking statements, including: any regulatory or legislative activity that may impact our U.S. Gulf of Mexico operations or that may adversely affect our existing drilling contracts for ENSCO 8500 Series® rigs or our U.S. Gulf of Mexico jackup rigs, such as a determination of a force majeure event;  the impact of the BP Macondo well incident, and the government and industry response thereto, upon future deepwater and other offshore drilling operations in general, and, in particular, any new actual or defacto moratorium or suspension of drilling operations or delays in processing drilling permits; legislative or regulatory action impacting rig equipment, pollution liability or other matters relating to U.S. or global offshore drilling activities; industry conditions and competition, including changes in rig supply and demand or new technology; prices of oil and natural gas, and their impact upon future levels of drilling activity and expenditures; declines in drilling activity, which may cause us to idle or stack additional rigs; excess rig availability or increased supply resulting from delivery of newbuild drilling rigs or reactivation of stacked rigs or a slowdown in offshore drilling; concentration of our fleet in premium jackups; concentration of our deepwater rigs in the U.S. Gulf of Mexico, cyclical nature of the industry; worldwide expenditures for oil and natural gas drilling; operational risks, including unplanned downtime due to drilling moratoria or suspensions, regulatory, legislative or permitting requirements, rig or equipment failure, damage or repair in general and hazards created by severe storms and hurricanes in particular; changes in the dates our rigs will enter a shipyard, be delivered, return to service or enter service; risks inherent to shipyard rig construction, repair or enhancement, including risks associated with concentration of our ENSCO 8500 Series® rig construction contracts in a single shipyard in Singapore, unexpected delays in equipment delivery and engineering, equipment or design issues following shipyard delivery; changes in the commencement dates of new contracts; renegotiation, nullification, cancellation or breach of contracts or letters of intent with customers or other parties, including failure to negotiate definitive contracts following announcements or receipt of letters of intent; risks associated with mediation, arbitration or litigation in general; risks associated with offshore rig operations or rig relocations; availability of transport vessels to relocate rigs; self-imposed or regulatory limitations on drilling locations during hurricane season; impact of current and future government laws and regulations and interpretations, modifications or repeal thereof, affecting the oil and gas industry in general and our equipment and operations in particular, including environmental liability, financial responsibility, insurance requirements or taxation; our ability to attract and retain skilled personnel; governmental action and political and economic uncertainties, including expropriation, nationalization, confiscation or deprivation of our assets; terrorism or military action impacting our operations, assets or financial performance.

The factors identified above are believed to be important factors (but not necessarily all of the important factors) that could cause actual rig, customer and contract status to differ materially from those expressed in any forward-looking statement made by us. Other factors not discussed herein could also have material adverse effects on us such as other risks as described from time to time as Risk Factors and otherwise in the Company’s SEC filings. Copies of such SEC filings may be obtained at no charge by contacting our Investor Relations Department at 214-397-3045 or by referring to the Investor Relations section of our website at www.enscoplc.com.

All forward-looking statements included in this Fleet Status Report are expressly qualified in their entirety by the foregoing cautionary statements. All information in this report is as of the date posted. The Company undertakes no duty to update any forward-looking statement, to conform the statement to actual results, reflect changes in the Company's expectations or otherwise update any forward-looking statement (or its associated cautionary language), whether as a result of new information or future events.

Ensco plc Fleet Status Report 15 December 2010

Important Note Regarding U.S. Gulf of Mexico:

Certain Ensco rigs in the North and South America segment have been and may be further affected by the regulatory developments and other actions that have or may be imposed by the U.S. Department of the Interior including the regulations issued on 30 September 2010.  The moratoriums/suspensions (which have been lifted), related Notices to Lessees (NTLs), delays in processing drilling permits and other actions are being challenged in litigation by Ensco and others.  Ensco rig utilization and day rates have been negatively influenced due to regulatory requirements and delays in our customers’ ability to secure permits.   Current or future NTLs or other directives and regulations may further impact our customers' ability to obtain permits and commence or continue deep or shallow water operations in the U.S. Gulf of Mexico. At present, we are unable to determine the full extent that these factors will impact our contracts, operations and/or financial results.

Since the previous Fleet Status Report, no new contractual force majeure notices have been received from customers.  Ensco has rejected all force majeure notices received to date as invalid under the terms of the applicable drilling contracts. We continue to work with our customers on mutually agreeable contingency plans for our rigs in the U.S. Gulf of Mexico and, in certain cases, we have negotiated sublet agreements with new deepwater customers and/or day rate adjustments.

The full impact of the government’s actions and  the regulations discussed in this note and potential new regulatory, legislative or permitting requirements has not yet been determined but could have a further material adverse effect upon our results of operations.

Ensco plc Fleet Status Report 15 December 2010

Monthly Changes

Bolded rig names and underlined text signify changes in rig status from the previous month.

Segment Region / Rig	Design (1)	Water Depth' (1)	Customer/Status	Day Rate $000's US	Location	Est. Avail/ Contract Change	Comments
Deepwater Southeast Asia
ENSCO 7500	Dynamically Positioned	8000	Shipyard		Singapore	Feb. 11	Customer to pay lump sum of approx. $26 million subject to downward adjustment if rig is subsequently mobilizing under a new contract by late 2010/early 2011
U.S. Gulf of Mexico - See Page 2 "Important Note Regarding U.S. Gulf of Mexico"
ENSCO 8500	Dynamically Positioned	8500	Eni/Anadarko	Mid 290s	Gulf of Mexico	Aug. 13
Plus lump sum payment of $20 million and one-time reimbursable costs of $27 million amortized over contract.  Plus cost adjustments and four 1-year same-rate options.  Scheduled downtime for upgrades was 30 days in 4Q

ENSCO 8501	Dynamically Positioned	8500	Nexen/Noble Energy	Mid 370s	Gulf of Mexico	May 13	Mob costs are reimbursed at $18,000 per day over primary contract term. Plus cost adjustments and unpriced options
ENSCO 8502	Dynamically Positioned	8500	Nexen/Marubeni	Special	Gulf of Mexico	Jan. 13
Sublet to Marubeni in GOM mid Dec. 10 for approx. 35 days, low 350s.  On special rate to Nexen since mid Aug. until rig begins mob to Nexen's 1st drilling location, when not sublet.  Then original 2-year term commences, mid 480s.  See 29 Oct. 2010 press release

ENSCO 8503	Dynamically Positioned	8500	Sea trials/Tullow/Cobalt		Gulf of Mexico	Feb. 11
Sublet to Tullow in French Guiana Feb. 11 to Jun. 11, high 430s.  Mob/demob of approx. 50 days in total at 75% of day rate.  Then contracted to Cobalt at special rate of $210,000 until rig begins mob to Cobalt's 1st drilling location, when not sublet.  Then original 2-year term commences, low 520s.  See 1 Dec. 2010 press release

Under Construction - uncontracted
ENSCO 8504	Dynamically Positioned	8500	Under construction		Singapore	2H11
ENSCO 8505	Dynamically Positioned	8500	Under construction		Singapore	1H12
ENSCO 8506	Dynamically Positioned	8500	Under construction		Singapore	2H12

(1) ENSCO 8500 Series® rigs are 6th generation, proprietary design, ultra-deepwater, dynamically positioned semisubmersibles and may be modified to drill in up to 10,000' water depths.

Ensco plc Fleet Status Report 15 December 2010

Segment Region / Rig	Design	Water Depth'	Customer/Status	Day Rate $000's US	Location	Est. Avail/ Contract Change	Comments

Asia & Pacific Rim
Middle East/India
ENSCO 54	F&G L-780 Mod II-C	300	ADOC/Bunduq	High 50s	UAE	Jul. 11	Plus cost adjustments and well-to-well option at mutually agreed rate
ENSCO 76	MLT Super 116-C	350	Saudi Aramco	High 130s	Saudi Arabia	Feb. 11
ENSCO 84	MLT 82 SD-C	250	Cold stacked		Bahrain
ENSCO 88	MLT 82 SD-C	250	Ras Gas	Mid 60s	Qatar	Mar. 12	Plus options
ENSCO 94	Hitachi 250-C	250	Ras Gas	Mid 60s	Qatar	Dec. 11	Plus options
ENSCO 95	Hitachi 250-C	250	Cold stacked		Bahrain	----------
ENSCO 96	Hitachi 250-C	250	Available		Bahrain
ENSCO 97	MLT 82 SD-C	250	Available		Bahrain
Southeast Asia/Australia
ENSCO 52	F&G L-780 Mod II-C	300	Petronas Carigali	Mid 160s	Malaysia	Jan. 11	Contract suspended mid Oct. 10 for 40 days at zero rate. Plus cost adjustments
ENSCO 53	F&G L-780 Mod II-C	300	Talisman	Mid 50s	Malaysia	Jan. 11	Accommodation mode, plus options
ENSCO 56	F&G L-780 Mod II-C	300	Pertamina	Mid 70s	Indonesia	Jan. 11	Expect to work Jan. 11 to Jun. 11, low 80s
ENSCO 67	MLT 84-CE	400	Shipyard		Singapore	Jan. 11	Expect to work Jan. 11 to Jan. 13, low 100s
ENSCO 104	KFELS MOD V-B	400	ConocoPhillips	Mid 120s	Indonesia	Mar. 11	Next to Apache May 11 to May 12 in Australia, mid 140s. Plus one year option
ENSCO 106	KFELS MOD V-B	400	Newfield	Mid 90s	Malaysia	Dec. 10	Expect to work Mar. 11 to Mar. 12, low 120s
ENSCO 107	KFELS MOD V-B	400	Premier Oil	Low 110s	Vietnam	May 12	Plus five 1-well options at index rate
ENSCO 108	KFELS MOD V-B	400	Total	High 120s	Brunei	Sep. 11	Plus one 1-well option at market rate
ENSCO 109	KFELS MOD V- Super B	350	Apache	Low 100s	Australia	May 11	Plus cost adjustments
ENSCO I	Barge Rig		Cold stacked		Singapore

Ensco plc Fleet Status Report 15 December 2010

Segment / Region / Rig	Design	Water Depth'	Customer/Status	Day Rate $000's US	Location	Est. Avail/ Contract Change	Comments

Europe & Africa North Sea
ENSCO 70	Hitachi K1032N	250	Maersk	High 60s	Denmark	Feb. 11	Accommodation work, plus same rate options
ENSCO 71	Hitachi K1032N	225	Maersk	High 80s	Denmark	Jan. 11	Expect to work to Jan. 12, high 80s. Plus three 1-year options
ENSCO 72	Hitachi K1025N	225	RWE	High 80s	UK	Feb. 11	Plus three 1-well options. Expect to work May 11 to May 12, high 80s. Plus three 1-year options
ENSCO 80	MLT 116-CE	225	Available		UK	May 11	ConocoPhillips contract suspended until May 11. Contracted to Jul. 12 with rates to be mutually agreed annually
ENSCO 92	MLT 116-C	225	Available		UK
ENSCO 100	MLT 150-88-C	350	Shipyard	----------	UK	Apr. 11	Next to E.ON starting May 11 to Apr. 12, mid 130s
ENSCO 101	KFELS MOD V-A	400	Maersk	Low 170s	UK	Oct. 11	One unpriced option
ENSCO 102	KFELS MOD V-A	400	ConocoPhillips	Mid 190s	UK	Dec. 11	Plus cost adjustments. Expect to work at low 200s beginning Jun. 11 for approximately 3 years. Plus cost adjustments and unpriced options
Mediterranean
ENSCO 85	MLT 116-C	300	Available	----------	Tunisia	----------
ENSCO 105	KFELS MOD V-B	400	BG	Mid 150s	Tunisia	Jan. 11	Plus cost adjustments

North & South America
U.S. Gulf of Mexico - See Page 2 "Important Note Regarding U.S. Gulf of Mexico"
ENSCO 68	MLT 84-CE	400	Chevron	High 80s	Gulf of Mexico	Jul. 11	Rate increases Jan. 11, mid 90s. Plus cost adjustments not included in day rate
ENSCO 69	MLT 84-Slot	300	Shipyard		Gulf of Mexico
ENSCO 75	MLT Super 116-C	400	Apache	High 90s	Gulf of Mexico	Jan. 11
ENSCO 82	MLT 116-C	300	Chevron	Mid 50s	Gulf of Mexico	Jul. 11	Rate increases Jan. 11, mid 60s. Plus cost adjustments not included in day rate
ENSCO 86	MLT 82 SD-C	250	Apache	Mid 50s	Gulf of Mexico	Jan. 11
ENSCO 87	MLT 116-C	350	Apache	Mid 70s	Gulf of Mexico	Jan. 11
ENSCO 90	MLT 82 SD-C	250	Shipyard		Gulf of Mexico	Jan. 11
ENSCO 99	MLT 82 SD-C	250	Stone	Mid 50s	Gulf of Mexico	Jan. 11

Mexico
ENSCO 81	MLT 116-C	350	Pemex	Mid 70s	Mexico	Dec. 10
ENSCO 83	MLT 82 SD-C	250	Pemex	Low 110s	Mexico	Nov. 12	Plus cost adjustments
ENSCO 89	MLT 82 SD-C	250	Pemex	High 70s	Mexico	Mar. 12	Rates adjust to global index rate every 3 months (next Feb. 11)
ENSCO 93	MLT 82 SD-C	250	Pemex	High 80s	Mexico	Mar. 12	Rates adjust to global index rate every 3 months (next Jan. 11)
ENSCO 98	MLT 82 SD-C	250	Pemex	Low 110s	Mexico	Apr. 12	Plus cost adjustments

Note:  The day rates reflected in this Fleet Status Report are the operating day rates charged to customers, which may include estimated contractual adjustments for changes in operating costs and/or reimbursable cost adjustments for ongoing expenses such as crew, catering, insurance and taxes. The day rates, however, do not include certain types of non-recurring revenues such as lump sum mobilization payments, revenues earned during mobilizations, revenues associated with contract preparation and other non-recurring reimbursable items such as mobilizations and capital enhancements. Routine and non-routine downtime may reduce the actual revenues recognized during the contract term.  Additionally, the Company occasionally negotiates special rates with customers as noted in the comments that reduce revenues recognized during the contract term. Please refer to the Company's SEC filings for more information.